EXHIBIT 32

                                  CERTIFICATION
                                       OF
                             CHIEF EXECUTIVE OFFICER
                                       AND
                             CHIEF FINANCIAL OFFICER
                           PURSUANT TO 18 U.S.C. 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

     I, Alice Tzu-Shia Hwang, certify, pursuant to 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2003, that the Annual Report on Form 10-KSB of Nano Superlattice Technology, Inc. for the year ended June 30, 2004 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Annual Report on Form 10-KSB fairly presents, in all material respects, the financial condition and results of operations of Nano Superlattice Technology, Inc.

     I, Chien-Fang Wang, certify, pursuant to 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Annual Report on Form 10-KSB of Nano Superlattice Technology, Inc. for the year ended June 30, 2004 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Annual Report on Form 10-KSB fairly presents, in all material respects, the financial condition and results of operations of Nano Superlattice Technology, Inc.

By: /s/ Alice Tzu-Shia Hwang
   --------------------------------
   Name:  Alice Tzu-Shia Hwang
   Title: President and Chairman of the Board
          (Principal Executive Officer)

By: /s/ Chien-Fang Wang
   --------------------------------
   Name:  Chien-Fang Wang
   Title: Vice President
          (Principal Financial Officer)